FOR IMMEDIATE RELEASE
Nicole Christian
(650) 849-1649

Essex Announces fourth Quarter 2007 and annual Earnings Results
Recurring funds from operations increased 12.7% for 2007

Palo Alto, California—February 6, 2008—Essex Property Trust, Inc. (NYSE:ESS) announces its fourth quarter 2007 and annual earnings results and related business activities.

Funds from Operations (“FFO”) for the quarter ended December 31, 2007, totaled $34.7 million, or $1.25 per diluted share compared to $31.6 million, or $1.19 per diluted share for quarter ended December 31, 2006.  For the year ended December 31, 2007, FFO totaled $153.9 million, or $5.58 per diluted share compared to $130.5 million or $5.01 a diluted share which represents an 11.2% increase from 2006.

The Company’s FFO, excluding non-recurring items, increased 8.0% per diluted share or $4.2 million for the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006, and the Company’s FFO, excluding non-recurring items, increased 12.7% per diluted share or $23.4 million for the year ended December 31, 2007 compared to the year ended December 31, 2006.

A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package.  The following non-recurring items impacted the Company’s fourth quarter results for 2007 and 2006:

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In 2007, the Company recorded an impairment loss in the amount of $0.5 million resulting from the impairment of a mezzanine note receivable related to a condominium project located in Sherman Oaks, California.

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In 2006, the Company recorded promote income from Essex Apartment Value Fund I, L.P. in the amount of $0.2 million, and gains related to the sale of condominium units at Peregrine Point of $0.4 million.

Net income available to common stockholders for the quarter ended December 31, 2007 totaled $51.3 million, or $2.02 per diluted share, compared to net income available to common stockholders of $15.1 million, or $0.63 per diluted share, for the quarter ended December 31, 2006.  Net income available to common stockholders for the year ended December 31, 2007 totaled $106.5 million, or $4.24 per diluted share, compared to net income available to common stockholders of $57.6 million, or $2.45 per diluted share, for the year ended December 31, 2006.

SAME-PROPERTY OPERATIONS

Same-property operating results exclude properties that do not have comparable results.  The table below illustrates the percentage change in same-property revenues, operating expenses, and net operating income (“NOI”) for the quarter and year ended December 31, 2007 compared to December 31, 2006:

	Q4 2007 compared to Q4 2006			YTD 2007 compared to YTD 2006
	Revenues	Expenses	NOI	Revenues	Expenses	NOI
Southern California	2.2%	3.2%	1.8%	4.4%	2.8%	5.1%
Northern California	13.5%	8.7%	16.2%	9.4%	6.2%	10.9%
Seattle Metro	10.7%	2.8%	15.2%	11.0%	4.5%	14.8%
Same-property Average	6.2%	4.1%	7.2%	6.5%	3.7%	7.9%

925 East Meadow Drive Palo Alto California 94313 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

The table below illustrates the sequential percentage change in same-property revenues, expenses, and NOI for the quarter ended December 31, 2007 versus the quarter ended September 30, 2007:

	Q4 2007 compared to Q3 2007
	Revenues	Expenses	NOI
Southern California	0.6%	-0.5%	1.1%
Northern California	2.3%	3.9%	1.4%
Seattle Metro	2.2%	-4.5%	6.0%
Same-Property Average	1.3%	-0.4%	2.1%

Same-property financial occupancies for the quarters ended are as follows:

	12/31/07	9/30/07	12/31/06
Southern California	95.7%	95.6%	96.3%
Northern California	97.5%	97.0%	94.6%
Seattle Metro	96.7%	96.0%	96.1%
Same-Property Average	96.3%	96.0%	95.9%

ACQUISITIONS/DISPOSITIONS

In December, the Company sold four communities aggregating 875 units in the Portland metropolitan area for approximately $97.5 million. The proceeds from this sale were used in a tax-free reverse exchange for the purchase of Mill Creek at Windermere, a 400-unit community the Company acquired in September 2007. The Company decided to exit the Portland market due to an expansion of Portland’s urban growth boundary that will result in the continued production of affordable single family housing, effectively diluting apartment demand.  Additional information pertaining to the sale of the four communities located in the Portland metropolitan area can be found on page S-13 in the Company’s Supplemental Financial Information package.

For the year ended December 31, 2007, the Company acquired nine apartment communities totaling $350.4 million and sold five communities for gross proceeds totaling $217.5 million.

DEVELOPMENT

As of December 31, 2007, the company had 16 projects in various stages of development totaling approximately 3,171 units. The development pipeline totaled $906 million of which $301 million has been spent.

Currently in the demolition phase is Fourth Street, a 171-unit project located on University Avenue in downtown Berkeley, California.  The development will consist of two buildings featuring ground-floor retail as well as parking structures which will contain a mix of one and two bedroom units.  Community amenities will include a fitness center, game/media room, business center and a public plaza located in front of the adjacent historic train station.  Estimated completion date is February 2010 with an estimated total cost of $69.4 million. The unique downtown location is within walking distance to high-end shopping and dining, a nearby park, the Berkeley train station, and provides easy access to the freeway.

Belmont Station (formerly “Northwest Gateway”), a 275-unit community located in downtown Los Angeles, is near completion and will begin leasing on-site in April 2008. Building, framing and roofing are substantially completed with painting of the exterior currently underway. Interior unit painting and finishes are expected to commence in February, as well as interior courtyard work including pool/spa and landscaping.

Eastlake 2851 on Lake Union, a 127-unit community located on Lake Union in Seattle, is nearing completion and will begin on-site leasing in March and construction will be substantially complete in April 2008.

In December, the Company acquired an office building located on South Main Street in Downtown Walnut Creek, California, with a 50 percent joint venture partner.  This acquisition completes a land assemblage which started in 2006 when the Company purchased an adjacent parcel, the sum of which now constitutes 1.94 acres of land for a combined purchase price of $20.1 million.  The property is a mixed-use residential/commercial site and the incorporation of the existing building into the mixed-use residential/commercial development plan is of one of the many options that will maximize the economic potential.  Specific entitlements are expected to be obtained in the next 18 to 24 months.

Additional information pertaining to the location of all development projects related costs and construction timelines can be found on page S-9 in the Company’s Supplemental Financial Information package.

REDEVELOPMENT

The Company defines redevelopment communities as existing properties owned or recently acquired, which have been targeted for additional investment by the Company with the expectation of increased financial returns through property improvement.  Redevelopment communities typically have apartment units that are not available for rent and, as a result, may have less than stabilized operations.  As of December 31, 2007, the Company had ownership interests in 13 redevelopment communities aggregating 3,891 apartment units with estimated redevelopment costs of $136 million of which $61 million has been spent.  These amounts exclude redevelopment projects owned by the Essex Apartment Value Fund II, L.P.

Currently undergoing redevelopment is Boulevard Apartments (formerly “Treetops”), a 172-unit community located in Fremont, California. During the fourth quarter, several interior units were renovated to include new kitchen fixtures and cabinets as well as the addition of a bathroom to 20 units that were two bedroom/one bath units. The leasing center has been remodeled and a new laundry center and storage area has been added to the community. Exterior improvements have been completed including a remodel of the pool area, renovation of carports, landscaping improvements and pavement replacement.

In the final stages of redevelopment is Wimbledon Woods, a 560-unit property located in Hayward, CA. At the end of the quarter $7.2 million had been expended with a $2.2 million budget remaining for the project. Completed exterior renovations at the property include residing, new paint and the replacement of balcony railings on each unit. Additionally, three pool areas have been renovated and the property has undergone landscaping and received a new dog park, and playground area. Currently pending approval with the city is the construction of twelve additional apartment homes at the community.

At Pathways Apartments, a 296-unit community located in Long Beach, California, the exterior building and the pool renovations had been completed along with upgrades to 162 units that include a washer and dryer, new counter tops, fixtures and cabinets.  The property will receive a new leasing center and fitness center as well as the addition of garages for residents. The total project cost is $10.7 million of which $4.9 million remains to be expended.

A summary of the major redevelopment projects can be found on page S-10 in the Company’s Supplemental Financial Information Package.

LIQUIDITY AND BALANCE SHEET

During the fourth quarter of 2007, the Company under its stock repurchase program repurchased and retired 310,659 shares of its common stock for approximately $31.2 million.  During January 2008, the Company repurchased and retired 137,500 shares of its common stock for approximately $13.2 million.  Since the Company announced the inception of the stock repurchase plan, the Company has repurchased and retired 460,759 shares for $45.8 million at an average stock price of $99.40 per share.

During December 2007, the Company and a joint venture partner obtained a construction loan in the amount of $17.5 million secured by the Main Street predevelopment project in Walnut Creek, California.  The loan is variable based on LIBOR plus 125 basis points and matures in December 2009.  The initial funding on this loan was approximately $12.1 million, and the remainder of the loan will be used for predevelopment costs.

During January 2008, the Company obtained a mortgage loan in the amount of $49.9 million secured by Mirabella, a 188-unit community in Marina Del Rey, California.  The loan has a fixed interest rate of 5.21%, which matures in January 2018.  The proceeds from loan were used to pay down the Company’s lines of credit.

GUIDANCE

On January 29, 2008 the Company provided 2008 guidance that FFO per diluted share will range from $5.85 - $6.15 and earnings per share will range from $1.85 - $2.15 per diluted share.

CONFERENCE CALL WITH MANAGEMENT

The Company will host an earnings conference call with management to discuss its quarterly results as well as its 2008 guidance on Thursday, February 7, 2008, at 9:00 a.m. PST – 12:00 p.m. EST, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (866) 700-6067 and entering the passcode 29282673.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the fourth quarter earnings link. To access the replay digitally, dial (888) 286-8010 using the passcode, 69949969. If you are unable to access the information via the Company’s Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

CORPORATE PROFILE

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (NYSE:ESS), is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. Essex currently has ownership interests in 133 apartment communities (26,963 units), and has 1,108 units in various stages of development.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

FUNDS FROM OPERATIONS RECONCILIATION

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures.

FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs in calculating FFO may vary from the NAREIT definition for this measure, and thus their disclosure of FFO may not be comparable to Essex’s calculation.

The following table sets forth the Company’s calculation of FFO for the quarter and year ended December 31, 2007 and 2006.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Funds from operations
Net income available to common stockholders	$51,287	$15,060	$106,464	$57,603
Adjustments:
Depreciation and amortization	29,754	21,602	102,250	83,034
Gain not included in FFO	(51,905)	(7,090)	(66,470)	(19,666)
Minority interests and co-investments	5,563	2,023	11,665	9,547
Funds from operations	$34,699	$31,595	$153,909	$130,518

This earnings release also presents FFO results that exclude certain non-recurring items.  Management believes that the presentation of such results is useful to investors because they illuminate underlying operational trends by excluding significant non-recurring or otherwise unusual transactions.  Our criteria for excluding non-recurring items may differ from methods of other companies and should not be regarded as a replacement for corresponding GAAP measures.  A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package.

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements under the caption “Guidance” with the respect to operating results, rental growth, real estate market trends, 2008 earnings per share and 2008 FFO per share and statements, regarding anticipated timing of the completion and stabilization of property developments and redevelopments, the anticipated costs of property developments and redevelopments, and the Company’s development pipeline.  The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2006.

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